SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): June 3, 2002
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                           GLOBAL MAINTECH CORPORATION
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             (Exact name of registrant as specified in its charter)



         MINNESOTA                   0-14692                     41-1703940
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(State or other jurisdiction     (Commission File              (IRS Employer
     of incorporation)                Number)                Identification No.)



            7836 SECOND AVENUE SOUTH, SUITE 1, BLOOMINGTON. MN 55420
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                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (952) 887-0092
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          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

         Since January 2001, when the current management of Global Maintech Corp. took control, the top priorities included closing all non-performing business sectors while maintaining its core operation (the VCC division). The only non-core business that showed potential was Lavenir Technology Inc. This was based upon a presentation by Lavenir's management that occurred at its California location in April 2001. During the presentation, the Lavenir management provided projections that demonstrated a considerable increase in total sales based upon the maintenance of its core business and the marketing of equipment in the development stage with its joint venture partner, Jetmask Limited. This new equipment had potential since it would significantly speed up the process of making printed circuit boards. The management at both Lavenir Technology and Jetmask Limited had anticipated that the development of this equipment would be completed and ready for marketing in two months.

         Due to continued development problems, the completion of the equipment to operate in the manufacturing environment never occurred. Also, sales of Lavenir's core business lagged due to softness in the market and no signs of future improvement. These two factors combined resulted in an operating loss for the first quarter of 2002 in the sum of ($176, 244). Without the additional revenue that was anticipated to be generated from the new equipment and the continued softness in the market, the future prospects of Lavenir's profitability were not present. Effective June 3, 2002, the board voted unanimously to shut down Lavenir Technologies Inc. due to the continuing losses.

         Management reports that the most critical creditors were Lavenir's employees. Thirty percent of the employees came to an agreement with Global Maintech Corp. to receive a percentage of the sale of certain equipment and inventory up to the amount they were due in lieu of the outstanding salaries and benefits that had accrued. In addition, these employees have incorporated and licensed certain Lavenir software for consideration. The remaining accounts receivable are sufficient to pay the rest of the Lavenir employees. Lavenir Technologies, Inc., has insufficient funds to pay off the creditors. With a secured creditor first in line, this means any past building rent and unsecured creditors will go unpaid.

         With Lavenir Technology, Inc., being a separate corporation, the management team at Global Maintech Corp. believes that the shutdown can be done in an orderly fashion without hindering the current operation of the VCC division.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Global MAINTECH Corporation


Dated:   June 25, 2002                 By:   /S/ Dale Ragan
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                                             Dale Ragan, Chief Executive
                                             Officer and President







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